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[LOGO] MINNESOTA MUTUAL LIFE                                         ENDORSEMENT
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Before we issued your contract, we made the following change to the contract.
It is part of your contract and is effective as of the contract date, unless a different date is shown here.


ADDITIONAL INFORMATION

CAN YOU ASSIGN THIS CONTRACT?

No. Your contract may not be assigned. In addition, it may not be sold, transferred or used as security for a loan.




/s/ Robert J. Hasling                                     /s/ Coleman Bloomfield

Secretary                         Registrar                            President

87-9157